                       PORTAL PROPRIETARY & CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.




                                                                    EXHIBIT 10.9



                     SOFTWARE LICENSE AND SUPPORT AGREEMENT

This Software License and Support Agreement is entered into by and between Portal Software, Inc, a Delaware corporation with principal offices at 20883 Stevens Creek Boulevard, Cupertino, California 95014 ("Portal") and VIA Net Works UK, Limited a limited liability company duly organized under the laws of the United Kingdom, with principal offices at 830 Birchwood Boulevard, Birchwood, Warrington, United Kingdom. ("Licensee") and describes the terms and conditions pursuant to which Portal shall license to Licensee and support certain Licensed Software (as defined below). This Agreement shall become effective on the date it is signed by Portal ("Effective Date").

1    1 Definitions

1.1 "Affiliate" means an entity Controlled by VIA NET.WORKS Inc. or its Affiliates, or Controlling, a Party, where Control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the Effective Date of the Agreement or thereafter while this Agreement remains in effect; provided that such entity shall be considered a Affiliate only for the time during which such Control exists.

1.2 "Agreement" means this Software License and Support Agreement, including any and all attached Schedules.

1.3 "Application" means the specific Application set forth in Schedule A hereto of the Licensed Software running on one or more related computers at a single location, that share the same Licensed Software Database.

1.4 "Confidential Information" means this Agreement and all its Schedules, any addenda hereto signed by both parties, all software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, strategic business information, market information, marketing information, customer information, object code and machine-readable copies of the Licensed Software, and any other proprietary information supplied to Licensee by Portal or by Licensee to Portal which is clearly marked as "confidential" if in tangible form, or identified as "confidential" if orally disclosed. Further, any information which by its nature or character or by the circumstances surrounding disclosure should reasonably be deemed confidential shall be deemed Confidential Information under this Agreement.

1.5 "Documentation" means the documentation and user manuals relating to the use of the Licensed Software delivered by Portal to Licensee in either printed or electronic form.

1.6 "Licensed Software" means (i) the software products designated on Schedule A hereto provided to Licensee by Portal in executable form (but not the Source Code), (ii) Documentation, (iii) any source code or object code which Portal in its sole discretion may provide to Licensee from time to time and (iv) any Updates, modifications, maintenance releases, bug fixes or work-arounds which Portal may provide to Licensee from time to time.

1.7 "Licensed Software Database(s)" means any customer database(s) associated with the Licensed Software which contains the Customer Records.

1.8 "Production Site(s)" means the address and location of the server computer(s) on which the Licensed Software will be installed as set forth on Schedule A as such addresses and locations may be modified from time to time by Licensee on written notice to Portal.

1.9 "Restricted Release" means any version of the Licensed Software marked alpha, beta or which is otherwise designated as a Restricted Release.

1.10 "Subscriber" means an individual customer record account object ("Customer Record") in the Licensed Software Database. The total number of Subscribers is exactly equal to the number of Customer Records in the Licensed Software Database. If the Licensed Software is used to authenticate, bill, rate or otherwise track the activities of individual users within a corporate or group account, each such individual user will be deemed a Subscriber for the purposes of this Agreement.

1.11 "Updates" means any changes to the Licensed Software licensed hereunder which Portal, in its discretion, makes generally available to its Licensed Software licensees. Updates includes, without limitation, all major and minor releases of the Licensed Software, but does not include new products, features or modules which Portal licenses separately.

2    Grant of License

2.1 For so long as this Agreement remains in force Portal grants to Licensee a perpetual, non-exclusive and non-transferable right to use the Licensed Software at the designated Production Sites only for the specified Application. Licensee may possess only the number of copies of any Licensed Software necessary for the type of use specified herein and may use such copies only in accordance with this Agreement and the Documentation. Portal shall at all times retain ownership of all Licensed Software including any Documentation and any copies thereof. Licensee may sublicense the licenses granted in this Section 2 to its Affiliates provided that


Software License & Support Agreement                                 Page 1 of 7

                       PORTAL PROPRIETARY & CONFIDENTIAL


       (i) each such Affiliate shall become bound in writing (for Portal's benefit) to Licensee's obligations under the Agreement, (ii) Licensee assumes full responsibility for and guarantees the compliance of its Affiliates with all such obligations (including without limitation all payment obligations accrued by an Affiliate).

2.2 Portal will deliver to Licensee, as soon as is practicable, the necessary password to enable Licensee to download from Portal's website one machine-readable copy of the Licensed Software per each Production Site, along with one machine-readable copy of the Documentation. Licensee may not reproduce Licensed Software or Documentation except as expressly provided under this Agreement.


2.3 Licensee may copy the Licensed Software and Documentation for backup, testing and other internal, non-production uses or archival purposes provided that all titles, trademark symbols, copyright symbols and legends, and other proprietary markings are reproduced.

2.4 Licensee shall be permitted to develop, use and modify APIs, macros and user interfaces provided by Portal. For the purposes of this Agreement, such development shall be deemed an authorized modification of the Licensed Software.

2.5 Portal grants and Licensee receives no other rights or licenses to the Licensed Software, derivative works (as defined in the United States copyright Act of 1976, Title 17 USC Section 101 et. Seq.) or any intellectual property rights related thereto, whether by implication, estoppel or otherwise, except those rights expressly granted in this
       Section 2.

3    LICENSE RESTRICTIONS

3.1 Licensee agrees, except to the extent provided by Section 2.1 above, that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

3.1.1 sell, lease, license, sublicense, or encumber with any portion of the Licensed Software or Documentation;

3.1.2 except to the minimum extent necessary to comply with EC Directive, if applicable, or other applicable legislation, decompile, disassemble, or reverse engineer any portion of the Licensed Software or attempt to discover any source code or underlying ideas or algorithms of any Licensed Software;

3.1.3 other than to the extent permitted by Section 2.4 above, create any Derivative Work based on the Licensed Software or any Portal Confidential Information;

3.1.4 except to the extent provided by Section 2.1 above, use the Licensed Software to provide processing services to third parties, commercial timesharing, rental or sharing arrangements, or on a "service bureau" basis or otherwise use or allow others to use the Licensed Software for the benefit of any third party;

3.1.5 provide, disclose, divulge or make available to, or permit use of the Licensed Software by persons other than employees and subcontractors of Licensee and its Affiliates who are bound by confidentiality obligations consistent with the terms and provisions herein, without Portal's prior written consent;

3.1.6 use any Licensed Software, or allow the transfer, transmission, export, or re-export of any Licensed Software or portion thereof in violation of any export control laws or regulations administered by the U.S. Commerce Department, OFAC, or any other government agency. All the limitations and restrictions on the Licensed Software in this Agreement also apply to the Documentation. At the present time, Portal warrants that as of the Effective date the Licensed Software may be exported to the European Union, Switzerland, Brazil, Argentina and/or Mexico.

4    PAYMENTS AND TAXES

4.1 Unless otherwise agreed in writing, all payments due hereunder shall be made in U.S. dollars. In addition to any remedies Portal may have hereunder or at law, any payments more than forty five (45) days overdue will bear a late payment fee of 1.5% per month, or, if lower, the maximum rate allowed by law. Delinquency in payment will result in a delay or suspension of the Licensed Software implementation timetable or services (including Support Services) provided by Portal. Resumption of services will occur after Licensee has brought itself current on all of its outstanding payment obligations to Portal. The services will be scheduled in accordance with the availability of Portal resources. Portal will not be liable for any damages caused by rescheduling of suspended services pursuant to this Section 4.1.

4.2 Licensee agrees to pay or reimburse Portal for all federal, state, dominion, provincial, or local sales, use, personal property, payroll, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of Portal.) If any tax is payable by Licensee under this
       Section 4.2, then the Licensee shall provide evidence of payment to Portal and Portal shall use all reasonable efforts to obtain a credit, rebate, or benefit for that amount against its own tax, and if it receives such credit, rebate, or benefit it shall refund to Licensee an amount equal to the lesser of the amount paid by Licensee and the credit, rebate, or benefit obtained by Portal.

5    LICENSE FEE

In consideration of the rights granted herein, Licensee shall pay Portal the license fee(s) as set forth in Schedule A. 6 Maintenance and Technical Support

6    MAINTENANCE AND TECHNICAL SUPPORT

6.1 Upon payment of the annual maintenance and support fee set forth on Schedule A, Licensee shall be entitled to receive Updates and technical support in accordance with Portal's Gold Level Support Policy ("Support Services). Portal's current Gold Level Support Policy appears at Schedule
       B. Support Services shall commence on the Effective Date of this Agreement.

6.2 In the event Licensee fails to make any required Support Services payment or otherwise elects to


Software License & Support Agreement                                 Page 2 of 7

                       PORTAL PROPRIETARY & CONFIDENTIAL


     discontinue Support Services, Portal shall have no obligation to provide the Support Services described in this Section 6. In order to reinstate or renew Support Services, Licensee must first pay Portal the then current annual support services fee and all past support service fees. In the event Licensee fails to make any required payment or in the event Licensee breaches any of its material obligations under the Support Services provisions and such breach has not been cured within sixty (60) days of receipt of notice of breach, Portal may suspend or cancel Support Services. No Updates of the Licensed Software will be provided to Licensee and no Updates may be copied by Licensee to update any copies of the Licensed Software unless Support Services have been purchased for such copies. Support Services fees shall be billed on an annual basis, payable in advance.

6.3 Portal shall have no obligation to support (a) altered, damaged or modified Licensed Software (except as authorized by Portal) or any portion of the Licensed Software incorporated into other software, (b) Licensed Software that is not the then current or immediately previous sequential release, but in any event Portal shall support each major release of the Licensed Software for at least eighteen (18) months from its initial applicable release date and at least six months from the initial general availability of the next major release, (c) problems caused by Licensee's gross negligence, abuse, or misapplication, or use of the Licensed Software other than as specified in all material respects in Portal's user documentation or other causes beyond the control of Portal, or (d) Licensed Software installed in an operating environment or hardware environment for which the Licensed Software has not been licensed. Portal shall have no liability for any changes in Licensee's hardware which may be necessary to use the Licensed Software.

6.4 Portal reserves the right to change its technical support guidelines and procedures provided (i) Portal provides Licensee with at least sixty (60) days prior written notice of such changes, and (ii) such changes do not diminish Portal's overall technical support obligations to Licensee in any material respect.

7    Restricted Release

If Licensee is selected for participation and elects to participate in a Restricted Release program, Licensee agrees (i) Portal shall have no obligation to correct errors in or deliver updates to the Restricted Release, (ii) Portal shall have no obligation to otherwise support the Restricted Release, (iii) Licensee will provide Portal with appropriate test data for the Restricted Release if necessary to resolve problems in the Restricted Release encountered by Licensee and will promptly report to Portal any error discovered in the Restricted Release, (iv) the Restricted Release is experimental, may contain problems and errors and is being provided to Licensee on an "AS-IS" basis with no warranty of any kind, express or implied, (v) neither party will be responsible to the other for any losses, claims or damages of whatever nature, arising out of or in connection with the performance or nonperformance of the Restricted Release, (vi) Licensee will not use the Restricted Release in production applications without the prior written approval of Portal, and (vii) Licensee will stop using and return or destroy any Restriction Release promptly upon Portal's request.

8    Termination

8.1 This Agreement commences on the Effective Date and will remain in force until it is terminated.

8.2 Portal may, by written notice to Licensee, terminate this Agreement if for nonpayment or if Licensee is in breach in any material respect of Sections 2, 3, or 14 of this Agreement, which nonpayment or breach is not cured within thirty (30) days after Portal gives Licensee written notice of such breach;

8.3 Termination will become effective immediately or on the date set forth in the written notice of termination and any payment obligations under this Agreement shall immediately become due and owing. Termination of this Agreement will not affect the provisions regarding Licensee's or Portal's treatment of Confidential Information, provisions relating to the payments of amounts due, provisions limiting or disclaiming Portal's liability, and/or provisions regarding applicable law, which provisions will survive termination of this Agreement. In the event of such termination of this Agreement or any Licensed Software product license granted hereunder, Portal will promptly refund all applicable pro-rated, prepaid annual maintenance Support Services fees relating to the period following the termination.

8.4 Upon termination, all licenses granted hereunder shall cease to be effective and Licensee shall immediately cease all use of any affected Licensed Software, Documentation and Portal Confidential Information.

8.5 Within fourteen (14) days of the date of termination or discontinuance of this Agreement for any reason whatsoever, Licensee shall return the Licensed Software and all copies thereof, in whole or in part, all related Documentation and all copies thereof, and any other Confidential Information in its possession. Licensee shall furnish Portal, at Portal's request, with a certificate signed by an executive officer of Licensee verifying that the same has been done.

8.6 Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

9    Patent and copyright indemnity

9.1 Portal will defend and indemnify Licensee for all costs (including reasonable attorneys fees) arising from a claim that the Licensed Software infringes a copyright or patent or constitutes a violation of a trade secret provided that (i) Licensee notifies Portal in writing within thirty
     (30) days of the claim (ii) Portal has sole control of the defense and all related settlement negotiations, and (iii) Licensee provides Portal with the assistance, information, and authority necessary to perform the above; reasonable out-of- pocket expenses incurred by Licensee in providing such assistance will be reimbursed by Portal.

9.2 Portal shall have no liability for any claim of infringement based on (i) use of a superseded or altered release of the Licensed Software, except for


Software License & Support Agreement                                 Page 3 of 7

                       PORTAL PROPRIETARY & CONFIDENTIAL


     which alteration(s) or modification(s) has been made by Portal or under Portal's direction, if such infringement would have been avoided by the use of the current unaltered release of the Licensed Software that Portal provides to Licensee, or (ii) the combination, operation, or use of any Licensed Software furnished under this Agreement with programs or data not furnished by Portal if such infringement would have been avoided by the use of the Licensed Software without such programs or data.

9.3 In the event that the Licensed Software is held or believed by Portal to infringe, or Licensee's use of the Licensed Software is enjoined, Portal shall have the option, at its expense, and preferably in the following order to the extent commercially practicable, (a) obtain for Licensee a license to continue using the Licensed Software, (b) modify the Licensed Software to be non-infringing in a manner that does not materially reduce, restrict or adversely impact the functionality of the Licensed Software,
     (c) substitute the Licensed Software with other software reasonably suitable to Licensee, or (d) if none of the foregoing remedies are commercially feasible, terminate the license for the infringing Licensed Software and refund the fees paid for that Licensed Software, prorated over a five-year term from the Effective Date of this Agreement or applicable amendment or additions schedule. This Section 9.3 states Portal's entire liability for infringement.

10   Warranty

10.1 Portal warrants that it has title to and/or the authority to grant licenses of the Licensed Software, including without limitation, any third party products that may contained therein or distributed therewith.

10.2 Portal warrants to Licensee that the Licensed Software will perform in substantial accordance with the Documentation for a period of one hundred eighty (180) days from the Effective Date. If the Licensed Software does not perform as herein warranted, Portal shall undertake at its own expense to correct the non- conforming part of the Licensed Software. If correction is not reasonably possible or commercially practicable, Portal shall refund the monies paid by Licensee for that non-conforming Licensed Software.

10.3 Portal warrants that the Licensed Software is designed to be used prior to, during and after the calendar year 2000 and that the Licensed Software will operate during each such time period without error relating to, or the product of, date data which references different centuries or more than one century. If the Licensed Software does not perform as warranted, Portal shall undertake at its own expense to correct the non-conforming part of the Licensed Software, or if correction is reasonably not possible, replace such non-conforming part of the Licensed Software free of charge. If neither of the foregoing is commercially practicable, Portal shall refund the license and annual maintenance support fees paid by Licensee for the non-conforming Licensed Software. If a refund is made in the manner herein contemplated, the parties will amend the definition of "Licensed Software" in Schedule A to reflect the same. The foregoing Year 2000 Warranty shall not apply (i) if the Licensed Software is used or interfaced with other software, data or operating systems which are not Year 2000 compliant, (ii) if the Licensed Software has been modified in a manner not authorized by Portal, or (iii) if Licensee fails to install an Update if the non-compliance would have been avoided by installation of such Update.

10.4 Portal's warranty obligations as set forth above are made to and for the benefit of Licensee only and shall be enforceable against Portal only if:

10.4.1 The Licensed Software has been properly installed and has been used at all times in accordance with the Documentation and this Agreement;

10.4.2 All modifications, alterations or additions to the Licensed Software, if any, have been made using Licensed Software Customization Tools provided by Portal to Licensee or in a manner authorized by Portal.

10.5 Except as set forth in this Section 10, Portal makes no warranties, whether express or implied, or statutory regarding or relating to the Licensed Software or the Documentation, or any materials or services furnished or provided to Licensee under this Agreement. Specifically, Portal does not warrant that the Licensed Software will be error free or will perform in an uninterrupted manner. To the maximum extent allowed by law, Portal specifically disclaims all implied warranties of merchantability and fitness for a particular purpose (even if Portal had been informed of such purpose) with respect to the Licensed Software, Documentation and support and with respect to the use of any of the foregoing.

11   Limitation of liability

11.1 IN NO EVENT WILL PORTAL OR ITS SUBCONTRACTORS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE LICENSED SOFTWARE OR SERVICES PERFORMED HEREUNDER OR ANY DELAY IN DELIVERY OR FURNISHING THE LICENSED SOFTWARE OR SAID SERVICES WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF PORTAL HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.2 PORTAL'S MAXIMUM AGGREGATE LIABILITY FOR DAMAGES OR LOSS, HOWSOEVER ARISING OR CAUSED, WHETHER OR NOT ARISING FROM PORTAL'S NEGLIGENCE, SHALL IN NO EVENT BE GREATER THAN (A) IN THE EVENT SUCH DAMAGE IS NOT RELATED TO SUPPORT, THE LICENSE FEE SPECIFIED IN SCHEDULE A RELATED TO THE PARTICULAR LICENSED SOFTWARE PROGRAM WHICH CAUSED THE DAMAGE OR LOSS, OR (B) IN THE EVENT SUCH DAMAGE OR LOSS IS RELATED TO SUPPORT, THE SUPPORT FEES PAID BY LICENSEE FOR THE THEN CURRENT SUPPORT TERM.


Software License & Support Agreement                                 Page 4 of 7

                       PORTAL PROPRIETARY & CONFIDENTIAL


11.3 No employee, agent, representative or affiliate of Portal has authority to bind Portal to any oral representations or warranty concerning the Licensed Software. Any written representation or warranty not expressly contained in this Agreement is unenforceable.

12   AUDIT RIGHTS/QUARTERLY REPORTS

12.1 Licensee shall keep and maintain full and accurate records regarding its obligations under this Agreement and the number of Subscribers of the Licensed Software Database. Portal or its representatives shall be entitled to review and audit such books and records, no more often than once per year, and/or Licensee's compliance with the provisions of this Agreement from time to time during normal business hours by providing written notice to Licensee at least ten (10) business days prior to such audit. If any such audit reveals a deficiency in any amounts due to Portal hereunder, Licensee will immediately pay such amounts as are required to re-establish compliance with the terms of this Agreement.

12.2 Commencing on the third anniversary of the Effective Date, Licensee will provide Portal with annual reports setting forth the gross annual revenue (to be determined in accordance with GAAP) for Licensee and its Affiliates for the immediate preceding year and a reasonable description of any amounts owed to Portal under this Agreement.

13   ASSIGNMENT/BINDING AGREEMENT

13.1 Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Licensee (by operation of law or otherwise), in whole or in part, without Portal's prior written consent. Notwithstanding the foregoing:

13.1.1 In the event that Licensee is acquired by a third party by way of merger, acquisition, or a sale of all or substantially all of Licensee's assets in one or more related transactions, but where there is no co-mingling of the assets of Licensee and the third party acquirer, such acquisition shall not be deemed a prohibited transfer or assignment and Licensee and its Affiliates shall have the right to continue using the Licensed Software as if no such transfer or assignment had occurred and the third party acquirer and its affiliates (excluding Licensee and its Affiliates) shall have no rights to use the Licensed Software.

13.1.2 Subject to Section 13.2 below, Licensee may assign this Agreement in its entirety to an Affiliate by providing written notice to Portal.

13.1.3 Subject to Sections 13.1.4, 13.1.5, and 13.2 below, Licensee may assign this Agreement in its entirety by way of merger, acquisition or sale of all or substantially all of its voting rights in one or more related transactions.

13.1.4 In the event of an assignment of this Agreement pursuant to Section
       13.1.3 above occurring within three years of the Effective Date, the number of Subscribers in the Licensed Software Database(s) shall be counted immediately prior to the assignment and the acquiring entity and the original VIA NET.WORKS Inc. Affiliates shall have a perpetual license for that number of Subscribers plus 10% (which number shall be distributed across the acquiring entity and the Affiliates). The annual maintenance Support Services fee for those Subscriber licenses shall be an amount equal to 20% of the aggregate license fees due or paid to Portal on the first day of the applicable annual maintenance Support Services term. During the six month period immediately following the assignment Portal will negotiate in good faith with the acquiring entity to determine the applicable future license and Support Services fees.

13.1.5 In the event of a transfer or assignment of this Agreement pursuant to
       Section 13.1.3 above occurring more than three years from the Effective Date, the acquiring entity and the original Affiliates shall be permitted to continue using the Licensed Software for up to six (6) months following the assignment provided such entity and Affiliates shall pay Portal all amounts (appropriately adjusted to reflect the six months of usage) that would have been owed by Licensee and its Affiliates had no assignment occurred. During the aforementioned six month period Portal will negotiate in good faith with the acquiring entity to determine the applicable future license and Support Services fees.

13.2 Notwithstanding the foregoing or anything else in this Agreement, no transfer or assignment of this Agreement shall be effective unless and until (i) the purported assignee/transferee becomes bound in writing to all of Licensee's obligations under this Agreement; (ii) Licensee must not be in default of any material provision of this Agreement, including without limitation any payment obligations hereunder, at the time of transfer or assignment. The license(s) transferred to the assignee/transferee shall be restricted to the continued operation of Licensee's original business and Application and shall not apply to other businesses of the assignee/transferee, even if such businesses are similar to or the same as the original Application. Further, the rights granted to Licensee with respect to its Affiliates shall not be applicable to the subsidiaries or affiliates of the assignee/transferee.

14   CONFIDENTIALITY

14.1 Each Party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use the Confidential Information of the other party solely in accordance with the provisions of this Agreement and it will not disclose, or permit to be disclosed, the same directly or indirectly, to any third party without the other party's prior written consent. Each party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, neither party bears any responsibility for safeguarding any information that it can document in writing (i) is in the public domain through no fault of its own, (ii) was properly known to it, without restriction, prior to disclosure by Disclosing Party, (iii) was properly disclosed to it, without restriction, by another person with the legal authority to do so, (iv) is independently developed by Receiving Party without use or reference to Disclosing Party's


Software License & Support Agreement                                 Page 5 of 7

                       PORTAL PROPRIETARY & CONFIDENTIAL


     Proprietary Information or (v) is required to be disclosed pursuant to a judicial or legislative order or proceeding; provided that, to the extent permitted by and practical under the circumstances, Receiving Party provides to Disclosing Party prior notice of the intended disclosure and an opportunity to respond or object to the disclosure or if prior notice is not permitted or practical under the circumstances, prompt notice of such disclosure.

14.2 In the event of actual or threatened breach of the provisions of Section 3 or Section 14, the non-breaching party will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual damage.

15   NOTICE

Any notice required or permitted under the terms of this Agreement or required by law must be in writing and will be deemed delivered on the date set forth in the written notice of confirmation of delivery. Notice will be sent to the following addresses:

For Licensee:

        Director of Information Technology
        VIA NET.WORKS, Inc.
        12100 Sunset Hills Road, Suite 110
        Reston, VA 20190

 cc:
        General Counsel
        VIA NET.WORKS, Inc.
        12100 Sunset Hills Road, Suite 110
        Reston, VA 20190


For Portal:
        General Counsel
        Portal Software, Inc.
        20883 Stevens Creek Boulevard
        Cupertino, CA 95014


16   MISCELLANEOUS

16.1 Force Majeure. Neither party will incur any liability to the other on
     -------------
     account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond its control and without negligence of the parties. Such events, occurrences or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the ability to meet financial obligations is expressly excluded.

16.2 Waiver. Any waiver of the provisions of this Agreement or of a party's
     ------
     rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed to be deemed a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

16.3 Severability. If any term, condition or provision in this Agreement is
     ------------
     found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

16.4 Entire Agreement. This Agreement (including the Schedules and any addenda
     ----------------
     hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supercedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

16.5 Standard Terms of Licensee. No terms, provisions or conditions of any
     --------------------------
     purchase order, acknowledgement or other business form that Licensee may use in connection with the acquisition or licensing of the Licensed Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of Portal to object to such terms, provisions, or conditions.

16.6 Public Announcements/Publicity. Licensee and Portal agree to cooperate
     ------------------------------
     regarding mutually agreed upon public relations activities, including public announcements, joint press releases, and other activities to be mutually agreed. Neither party will perform such activities without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the parties will cooperate in good faith to issue a mutually acceptable joint press releases within 30 days of the Effect Date and within 30 days of the first production use of the Licensed Software. Licensee agrees to participate, on a commercially reasonable basis, with Portal in joint marketing and public relations activities including without limitation issuance of a joint press release and, at Portal's request, participation in Portal's Success Stories customer profile program; provided that any material expenses incurred by Licensee in such participation shall be borne by Portal. Notwithstanding anything else in this Agreement, neither party shall be precluded from making disclosures concerning the subject matter of this Agreement to the extent such disclosures are required to comply with securities law, court order or similar order of an administrative or regulatory agency. Further, either party shall be entitled to disclose this Agreement and its terms and conditions to its financing source, auditors, attorneys and other agents to the extent necessary to enforce such party's rights or perform its obligations pursuant to this Agreement; provided that such financing sources, auditors, attorneys and agents keep such information confidential. Licensee agrees to be a reference account for Portal and will participate in at least four (4) telephone reference inquiries per year and at least one (1) onsite visit per year provided that Portal shall give Licensee reasonable advanced notice of not less than (i) 48 hours in the case of a telephone reference visit and (ii) 7 days in the case of an onsite visit. Further,


Software License & Support Agreement                                 Page 6 of 7

                       PORTAL PROPRIETARY & CONFIDENTIAL


     Portal shall be permitted to identify Licensee as a customer so long as such use does not imply endorsement. Licensee shall not be required to host any direct competitor of Licensee and Licensee reserves the right to approve in advance all hosting dates and times.

16.7 Counterparts. This Agreement may be executed in counterparts, each of which
     ------------
     so executed will be deemed to be an original and such counterparts together will constitute one and the same Agreement.

16.8 Applicable Law. This Agreement will be interpreted and construed pursuant
     --------------
     to the laws of the State of California and the United States without regard to conflict of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Santa Clara County, California. Portal and Licensee agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such action or proceeding. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action. Licensee represents that it is not a government agency and it is not acquiring the license pursuant to a government contract or with government funds.

IN WITNESS WHEREOF, the authorized representatives of the parties hereby bind the parties by signing below:

VIA Net Works UK, Limited
"Licensee"

By: /s/ Matt Nydell
   -------------------------------------

Print Name: Matt Nydell
           -----------------------------

Title: Director
      ----------------------------------

Date: 10-25-99
     -----------------------------------



Portal Software, Inc.
"Portal"

By:  /s/ Mitch Gayner
   -------------------------------------

Print Name:  Mitch Gayner
           -----------------------------

Title:  General Counsel
      ----------------------------------

Date:  10-29-99
     -----------------------------------


Software License & Support Agreement                                 Page 7 of 7

                        Portal Proprietary & Confidential


                                   SCHEDULE A


SECTION 1.0 LICENSED SOFTWARE

The following Portal Software products and their associated online documentation will be provided by Portal and will comprise the "Licensed Software":

  . Infranet 6.0 (including DNA Manager, Business Account Manager and Virtual ISP Manager and Infranet 5.5.3 and the following language localizations:
       English, French, German, Spanish, Japanese, Simplified Chinese, Traditional Chinese and Korean)

  . Infranet Report Developer, including one (1) Seagate(R) Crystal Info Designer Add-in Tool and five (5) Seagate(R) Crystal Info Desktop Client Licenses

  . Infranet standard issue policy facilities modules source code and application programming interfaces

  .    Dial-up Manager

  .    Mail Server Manager

  .    LDAP Manager

SECTION 2.0 APPLICATION DESCRIPTION//INITIAL SUBSCRIBER LIMIT

  2.1 Application: Billing and customer care of Subscribers to Licensee's ISP services.

  2.2 Initial Subscriber Limit: Unlimited during the initial seven year term of this Agreement. Six months prior to the seventh year anniversary of the Effective Date of this Agreement the parties will negotiate in the good faith the license and maintenance Support Services fees going forward. The parties will take into consideration such factors as Portal's then-current pricing in license agreements entered into with customers licensing the Licensed Software in comparable volumes for the same Application. If the parties, despite their good faith efforts, are unable to reach agreement by the seventh anniversary of the Effective Date this Agreement, Licensee shall have a perpetual license to use the Licensed Software for the number and type of Subscribers in the Licensed Software Databases on the last day of the seven year term. Unless the parties otherwise agree in writing, the annual Gold Level support fee after the seven year term shall be equal to the annual Gold Level Maintenance Support Services fee for the seventh year increased annually by the then-current CPI. The foregoing shall not preclude Licensee from changing to another then-offered Support Services plan or terminating Support Services at Licensee's option.

SECTION 3.0 INSTALLATION SITES

  3.1  Production Site(s): [to be determined]

  3.2  Development Site(s): [to be determined]

  3.3  Backup Site(s): [to be determined]


SLSA Schedule A                                                         Page A-1

                        Portal Proprietary & Confidential


*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.*****


SECTION 4.0 LICENSE AND MAINTENANCE SUPPORT SERVICE FEES

4.1  Software License Fees


--------------------------------------------------------------------------------------------------------------------
              Description                           License Fees                        Payment Due Dates
--------------------------------------------------------------------------------------------------------------------
License Fee Payment No. 1                             [*****]                           December 1, 1999
--------------------------------------------------------------------------------------------------------------------
License Fee Payment No. 2                             [*****]                             June 1, 2000
--------------------------------------------------------------------------------------------------------------------
License Fee Payment No. 3                             [*****]                           December 1, 2000
--------------------------------------------------------------------------------------------------------------------


     The foregoing table sets forth the non-refundable, non-cancelable license fees for the Licensed Software for the Application for an unlimited number of Subscribers for the first three years of this Agreement. Within thirty (30) days of the fourth (4th) anniversary of the Effective Date, Licensee will provide Portal with a written report setting forth the total annual gross revenues (under GAAP) for Licensee and its Affiliates in connection with the Application ("Annual Revenue"). Licensee will pay Portal a license fee in an amount equal to [*****] less an amount equal to all Licensed Software license fees previously paid to Portal under this Agreement. Licensee will provide Portal with similar Annual Revenue reports and associated payments on the 5th, 6th and 7th anniversaries of the Effective Date.



4.2  Annual Gold Level Support Services Fees

     Portal will provide one year of Gold Level Maintenance Support Services for the number of Subscribers set forth in Section 2.2 above for the annual fees set forth below.


--------------------------------------------------------------------------------------------------------------------
         Portal Support Services                       Annual Fee                      Annual Payment Date
--------------------------------------------------------------------------------------------------------------------
                                                                                        December 1, 1999
       Gold Level Support Services                      [*****]               --------------------------------------
         (first three (3) years)                                                        December 1, 2000
                                                                              --------------------------------------
                                                                                        December 1, 2001
--------------------------------------------------------------------------------------------------------------------

     After the first three years the annual fee for Gold Level maintenance Support Services shall be calculated as being an amount equal to 20% of the aggregate license fees paid to Portal plus all license fees due or payable on or before the time of maintenance Support Services renewal.


SLSA Schedule A                                                         Page A-2